UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 20, 2003

HLM DESIGN, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

1-14137	56-2018819
(Commission File Number)	(I.R.S. Employer Identification No.)

121 West Trade Street, Suite 2950, Charlotte, North Carolina 28202
(Address of principal executive offices)                                                              (Zip code)

(704) 358-0779
(Registrant’s telephone number, including area code)

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On January 20, 2003, Deloitte & Touche LLP (“D&T”) notified HLM Design, Inc. (the “ Company”) that, upon D&T’s completion of its review of the quarter ending January 31, 2003, D&T will resign as the Company’s independent auditors. The Audit Committee of the Company’s Board of Directors is in the process of appointing a new independent auditor for the year ending May 2, 2003, and expects to announce a replacement shortly.

The reports of D&T on the Company’s consolidated financial statements for the fiscal years ended May 3, 2002 and April 27, 2001 do not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended May 3, 2002 and April 29, 2001 and the subsequent periods preceding the decision of D&T to resign (collectively the “Reporting Periods”), there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of D&T would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

ITEM 5.    OTHER EVENTS

During the Reporting Periods, D&T at no time advised the Company that (a) the Company’s internal controls were inadequate to develop reliable financial statements; or (b) information had come to D&T’s attention that led D&T to no longer be able to rely on management’s representations, or that made D&T unwilling to be associated with the financial statements prepared by management.

In addition, during the Reporting Periods, D&T at no time advised the Company of the need to expand significantly the scope of D&T’s audit, or that information had come to D&T’s attention, that if further investigated may have: (i) materially impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) caused D&T to be unwilling to rely on management’s representations or be associated with the registrant’s financial statements. D&T has further confirmed to the Company that its resignation did not cause D&T to fail to expand the scope of its audit or conduct such further investigation(s) that it might have otherwise deemed advisable.

Further, during the Reporting Periods, D&T at no time advised the Company that information had come to D&T’s attention that it concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to D&T’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements). D&T further confirmed that its resignation did not cause D&T to fail to resolve or to avoid resolving any such issue(s).

The Company confirms that during the Reporting Periods, D&T has been the only independent accountant engaged as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary and on whom D&T was expected to express reliance in such independent accountant’s report.

On January 22, 2003, the Company requested that D&T provide a letter addressed to the Securities and Exchange Commission stating whether D&T agrees with the above statements, and, if not, stating the respects in which D&T does not agree. A copy of the letter provided by D&T in response to such request, which is dated January 27, 2003, is filed as an exhibit to this current report on Form 8-K.

ITEM 7.    EXHIBITS

99.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated January 27, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HLM DESIGN, INC.

Date: January 27, 2003	By:	/s/ Vernon B. Brannon
Vernon B. Brannon Senior Vice President, Chief Financial Officer